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                                                            EXHIBIT 99.906Cert

                            OHIO NATIONAL FUND, INC.
                                DECEMBER 31, 2003
                           SECTION 906 CERTIFICATIONS

John J. Palmer and Dennis R. Taney, respectively, the President and Treasurer of Ohio National Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. The Registrant's report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15
     (d) or 13 (a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


John J. Palmer                                       Dennis R. Taney
President                                            Treasurer
Ohio National Fund, Inc.                             Ohio National Fund, Inc.

Date:    March 5, 2004

A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.